CONFIDENTIAL INFORMATION HAS BEEN OMITTED PURSUANT TO RULE 406 UNDER THE SECURITIES ACT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED WITH ASTERISKS.


                                                                    EXHIBIT 10.4

                        PLUG POWER TRADEMARK AGREEMENT


     This Agreement is dated and effective as of February 2, 1999, between PLUG POWER, L.L.C. ("LICENSOR"), a Delaware limited liability company, and GE FUEL CELL SYSTEMS, LLC ("LICENSEE"), a Delaware limited liability company.

     A. Whereas, LICENSOR owns the LICENSED MARKS (hereinafter defined) and LICENSOR has common law and/or statutory rights therein, including applications to register and registrations therefor in certain countries throughout the world for various goods and services;

     C. Whereas, LICENSEE desires to use the LICENSED MARKS on or in connection with PRODUCTS, PRE-COMMERCIAL UNITS and SERVICES (each hereinafter defined);

     D. Whereas, LICENSOR is willing to grant licenses to LICENSEE to use the LICENSED MARKS on PRODUCTS and PRE-COMMERCIAL UNITS marketed and sold by or on behalf of LICENSEE, and for SERVICES performed by or on behalf of LICENSEE, in strict accordance with STANDARDS OF QUALITY (hereinafter defined);

     E. Whereas, LICENSEE has adopted the corporate name "GE Fuel Cell Systems, LLC".

     F. Whereas, LICENSOR is willing to permit the use of the LICENSED MARKS under the terms and conditions hereinafter set forth.

     NOW THEREFORE, the parties agree as follows:


                                   ARTICLE I
                                  DEFINITIONS

The following terms as used in this Agreement shall have the meaning set forth in this Article I:

     A. The term "LICENSED MARKS" shall mean and be limited to the trademarks, service marks, and logos shown in Exhibit A attached hereto, as such exhibit may be modified by LICENSOR, from time to time, in its sole discretion.

     B. The terms "PRODUCTS", "PRE-COMMERCIAL UNITS", and "SERVICES" shall have the respective meanings set forth in the Distributor Agreement between LICENSEE and LICENSOR, of even date herewith (the "Distributor Agreement").

     C. The term "STANDARDS OF QUALITY" shall mean and be limited to the specifications for PRODUCTS, PRE-COMMERCIAL UNITS, and SERVICES set forth in the Distributor Agreement.

     D. The term "LICENSED TERRITORY" shall mean and be limited to every country, province, territory, or other principality in the world, except the states of Michigan, Indiana, Ohio and Illinois in the

United States of America while Edison Development Corporation has exclusive rights to market and sell products similar to Products and provide services similar to Services therein. In the event that Edison Development Corporation ("EDC") shall lose any of its rights to market and sell similar products and provide similar services in the States of Michigan, Indiana, Ohio and Illinois (the "EDC Territory"), this definition of "LICENSED TERRITORY" shall be expanded to include the EDC Territory.


                                  ARTICLE II
                                 LICENSE GRANT

     A. LICENSOR hereby grants to LICENSEE, during the term of this Agreement, a royalty-bearing, non-exclusive license to use the LICENSED MARKS in the LICENSED TERRITORY on or in connection with the PRODUCTS, PRE-COMMERCIAL UNITS, and SERVICES, in strict accordance with the STANDARDS OF QUALITY. LICENSEE is authorized to use the LICENSED MARKS only on or in connection with PRODUCTS, PRE-COMMERCIAL UNITS, and SERVICES, including use in packaging, labeling, general publicity, letterheads, signs and other forms of advertising, instruction books, and other literature relating to PRODUCTS, PRE-COMMERCIAL UNITS, and SERVICES. In no event, however, shall LICENSEE use the LICENSED MARKS as part of a trade name or authorize others to do so, except as may be expressly provided for in this Agreement.

     B. LICENSEE shall have the right to sub-license the use of the LICENSED MARKS to third parties with which LICENSEE enters into authorized written sub-contracts for the marketing, sale, and resale of PRODUCTS and PRE-COMMERCIAL UNITS and the provision of SERVICES, subject to the terms and conditions of this Agreement and the Distributor Agreement.


                                  ARTICLE III
          EXAMINATION OF PRODUCTS, PRE-COMMERCIAL UNITS, AND SERVICES

     A. LICENSEE shall use the LICENSED MARKS only on and in connection with PRODUCTS, PRE-COMMERCIAL UNITS, and SERVICES, and then only to the extent that such use is in strict accordance with the STANDARDS OF QUALITY.

     B. LICENSOR or its authorized representative shall have the right at any time or times to conduct during regular business hours an examination of LICENSEE's manner of marketing and selling PRODUCTS and PRE-COMMERCIAL UNITS and performing SERVICES under the LICENSED MARKS and of the facilities where PRODUCTS and PRE-COMMERCIAL UNITS are marketed and sold and SERVICES are performed. LICENSEE shall furnish to LICENSOR, from time to time as requested, representative samples of PRODUCTS and PRE-COMMERCIAL UNITS to which it affixes the LICENSED MARKS and representative samples showing all other uses of the LICENSED MARKS by LICENSEE. If, at any time, PRODUCTS, PRE-COMMERCIAL UNITS, or SERVICES sold or performed under the LICENSED MARKS by LICENSEE fail, in the sole opinion of LICENSOR, to conform to any of the required STANDARDS OF QUALITY or any other requirement in this agreement, and LICENSOR notifies LICENSEE of such failure, LICENSEE shall promptly cease marketing and performing such non-conforming PRODUCTS, PRE-COMMERCIAL UNITS and SERVICES.

                                  ARTICLE IV
                           USE OF THE LICENSED MARKS

     A. LICENSEE shall comply with LICENSOR's written guidelines and rules provided to LICENSEE from time to time by LICENSOR with respect to the appearance and manner of use of the LICENSED MARKS. Any form of use of the LICENSED MARKS not specifically provided for by such guidelines and rules shall be adopted by LICENSEE only upon prior approval in writing by LICENSOR. Representative specimens showing the use of the LICENSED MARK by LICENSEE shall be sent to LICENSOR from time to time upon request by LICENSOR.

     B. LICENSEE shall comply with all applicable laws and regulations, including those pertaining to the proper use and designation of trademarks, corporate names and trade names in the LICENSED TERRITORY and pertaining to the sale of PRODUCTS and PRE-COMMERCIAL UNITS and the rendering of SERVICES in the LICENSED TERRITORY.

     C. LICENSEE shall immediately cease use of the LICENSED MARKS upon notice from LICENSOR that, in the sole opinion of LICENSOR, such use of the LICENSED MARKS (i) is in violation of LICENSOR's guidelines, rules, or STANDARDS OF QUALITY, or (ii) results or is likely to result in an adverse claim against either LICENSOR or LICENSEE by a third party.

     D. If, in the sole discretion of LICENSOR, it is required or advisable for the purpose of making this Agreement enforceable, or for the purpose of maintaining, enhancing, or protecting LICENSOR's rights in the LICENSED MARKS, to record this Agreement or to enter LICENSEE as registered or authorized user of the LICENSED MARKS, LICENSOR will attend (at LICENSEE's expense) to such recording or entry. LICENSEE will execute and deliver to LICENSOR such additional instruments or documentation as LICENSOR may reasonably request, including without limitation execution and delivery of substitute or short-form license agreements, with terms consistent with this Agreement, for recordation or registration in specified countries in the event that this Agreement shall be deemed to be unsuitable for recordation or entry in such countries. The terms and conditions of this Agreement (and not the terms and conditions of such substitute or short-form license agreements entered into for recording or entry purposes) shall be binding between the parties throughout the world and shall govern and control any controversy that should arise with respect to each party's rights and obligations hereunder; provided, however, that if specific
                                          --------  -------
terms and conditions of any such substitute or short-form agreement differ from the comparable terms and conditions of this Agreement and enforcement of the comparable terms and conditions of this Agreement pursuant to this provision either would be improper under the laws of the applicable country or would adversely affect LICENSOR's rights in the LICENSED MARKS in such country, then the specific terms and conditions of the substitute or short-form agreement shall be controlling in such country.

     E. LICENSEE shall supply LICENSOR with such information concerning the use of the LICENSED MARKS by LICENSEE on or in connection with the PRODUCTS, PRE-COMMERCIAL UNITS, and SERVICES as LICENSOR may reasonably request to aid LICENSOR in the acquisition, maintenance, and renewal of registrations of the LICENSED MARKS, to record this Agreement and to enter LICENSEE as a registered or authorized user of the LICENSED MARKS, or for any other purpose.

                                   ARTICLE V
                   OWNERSHIP AND VALIDITY OF LICENSED MARKS

     A. LICENSEE admits the validity, and LICENSOR's ownership, of the LICENSED MARKS and agrees that any and all rights that might be acquired by the use of the LICENSED MARKS by LICENSEE shall inure to the sole benefit of LICENSOR. LICENSEE admits and agrees that, as between the parties, LICENSEE has been extended only a mere permissive right to use the LICENSED MARKS as provided in this Agreement which is not coupled with any ownership interest.

     B. Other than as expressly set forth in this Agreement, LICENSEE further agrees not to use or file any application to register, in any class and in any country, any trademarks, service marks, trade names, or corporate names resembling, similar to, or containing, in whole or in part, the LICENSED MARKS. Whenever the attention of LICENSEE is called by LICENSOR to any such confusion or risk of confusion, LICENSEE agree to take appropriate steps immediately to remedy or avoid such confusion or risk of confusion.

     C. LICENSEE shall give LICENSOR notice of any known or presumed infringements of the LICENSED MARKS by others, and LICENSEE shall render LICENSOR full cooperation for the protection of the LICENSE MARKS. LICENSOR shall have and retain all rights to bring all actions and proceedings in connection with infringement or unauthorized use of the LICENSED MARKS at its sole discretion, and LICENSEE shall have no rights to make any such claims or bring any actions or proceedings, whether in its own name or on behalf of LICENSOR, without the express prior written consent of LICENSOR. If LICENSOR decides to enforce its rights in the LICENSED MARKS against an infringer, all costs incurred and recoveries made shall be for the account of LICENSOR.


                                  ARTICLE VI
                             ROYALTIES AND REPORTS

A. LICENSEE shall pay LICENSOR royalties at the rate of [***] of the net selling price of PRODUCTS, PRE-COMMERCIAL UNITS, and SERVICES sold or otherwise disposed of or performed by LICENSEE under one or more of the LICENSEE MARKS.

B. The term "net selling price" for the purpose of computing royalties means LICENSEE's gross invoice price for such PRODUCTS, PRE-COMMERCIAL UNITS, or SERVICES, less deduction, to the extent included in the gross invoice price, of regular trade and quantity discounts, insurance, shipping, sales taxes and return credits. PRODUCTS, PRE-COMMERCIAL UNITS, and SERVICES shall be considered to be sold when billed, except that upon any termination or expiration of this Agreement, all SERVICES performed, and all shipments of PRODUCTS and PRE-COMMERICAL UNITS made, on or prior to the date of such expiration or termination which have not been billed prior thereto shall be considered to have been sold (and therefore subject to royalty). Where PRODUCTS, PRE-COMMERCIAL UNITS, or SERVICES are not sold, but are otherwise disposed of or performed, the net selling price of such PRODUCTS, PRE-COMMERICAL UNITS, or SERVICES shall be the net selling price of products or services of like kind and quality being offered for sale by LICENSEE or, in the event that LICENSEE is not offering such similar products or services, the net selling price that would reasonably be anticipated by LICENSOR in the event that such PRODUCTS, PRE-COMMERCIAL UNITS, or SERVICES were being offered by LICENSEE. The term "otherwise disposed of or performed" as used herein shall refer to (i) PRODUCTS or PRE-COMMERCIAL UNITS put into use by LICENSEE for any purpose other than routine testing, (ii) PRODUCTS, PRE-COMMERCIAL UNITS, and SERVICES not sold but otherwise delivered to, or performed for, others regardless of the basis of compensation, if any, and (iii) PRODUCTS, PRE-COMMERCIAL UNITS, and SERVICES sold to others for compensation which is less than the compensation which be paid by a willing unaffiliated buyer to a willing unaffiliated seller in an arm's length transaction. In order to assure to LICENSOR the full royalty payments contemplated in this Agreement, LICENSEE agrees that, in the event that any PRODUCTS, PRE-COMMERCIAL UNITS, or SERVICES for which royalties are payable shall be sold for resale to a party that is affiliated with LICENSEE (or to and through a series of such affiliated parties), the royalties to be paid with respect to such PRODUCTS, PRE-COMMERCIAL UNITS, or SERVICES shall be computed upon the net selling price at which such PRODUCTS, PRE-COMMERCIAL UNITS, or SERVICES are finally to a non-affiliated party.

CONFIDENTIAL INFORMATION HAS BEEN OMITTED PURSUANT TO RULE 406 UNDER THE SECURITIES ACT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED WITH ASTERISKS.

     C. LICENSEE agrees to make written reports to LICENSOR quarterly within thirty (30) days after the first days of each January, April, July, and October during the term of this Agreement, and effective as of such dates, stating in each such report the description and aggregate net selling prices of PRODUCTS, PRE-COMMERCIAL UNITS, and SERVICES sold or otherwise disposed of or performed during the preceding three (3) calendar months and upon which royalties are payable hereunder. The first such report shall include all such PRODUCTS, PRE-COMMERCIAL UNITS, and SERVICES sold or otherwise disposed of or performed between the effective date of this Agreement and the date of such first report. LICENSEE also agrees to make a written report to LICENSOR within thirty (30) days after any expiration or termination of this Agreement, stating in such report the description and aggregate net selling prices of PRODUCTS, PRE-COMMERCIAL UNITS, and SERVICES sold or otherwise disposed of or performed and upon which royalties are payable hereunder, but which have not been previously reported to LICENSOR.

     D. Concurrently with the making of each report pursuant to Paragraph VI.C. hereof, LICENSEE shall pay to LICENSOR royalties at the rate specified by Paragraph VI.A. hereof on all PRODUCTS, PRE-COMMERCIAL UNITS, and SERVICES included therein. All payments to be made under this Agreement shall be made in the City of New York, State of New York, U.S.A. in United States Dollars by electronic transfer to an account designated by LICENSOR. Where the provisions of this Agreement require the conversion into United States Dollars of an amount initially computed in the currency of another country, the amount of United States Dollars payable under this Agreement shall be determined on the basis of the applicable exchange rate quoted by The Wall Street Journal, Eastern Edition, most recently prior to the date each such payment is made or due, whichever is earlier. If no exchange rate is quoted for any period, LICENSOR shall determine the rate in accordance with an alternative LICENSOR deems reasonable.

     E. LICENSEE shall keep records, in sufficient detail to enable the royalties payable hereunder by LICENSEE to be determined, for at least a period of two years following the expiration or termination of this Agreement.
LICENSEE shall permit its books and records to be examined from time to time upon reasonable written notice to the extent necessary to verify the reports provided for hereunder, such examination to be made at the expense of LICENSOR by any auditor appointed by LICENSOR who shall be acceptable to LICENSEE, or, at the option and expense of LICENSEE, by a certified independent accountant appointed by LICENSOR and approved by LICENSEE, which approval shall not be unreasonably withheld.


                                  ARTICLE VII
                                  TERMINATION

     A. Until terminated pursuant to any provision of this Article VII, this Agreement shall have a term of five (5) years from its effective date. Notwithstanding the foregoing, this Agreement shall automatically terminate without further notice in the event that the Distributor Agreement terminates without being replaced by another such agreement between the parties thereto.

     B. This Agreement shall terminate as to a particular country with notice on a date established by either LICENSOR or LICENSEE if a controlling substitute or short-form agreement is required in such country pursuant to Paragraph IV.D. hereof and such controlling replacement agreement contains provisions unacceptable to the party giving notice hereunder.

     C. In the event LICENSEE does not comply with any provisions of this Agreement and LICENSOR elects to give LICENSEE written notice of such non-compliance, LICENSEE shall have twenty (20) days from the receipt of such notice to remedy such non-compliance. If such non-compliance is not remedied within said twenty (20) days, LICENSOR shall have the right to terminate this Agreement at any time thereafter by giving LICENSEE written notice of the effective date of such termination.

     D. Upon any termination of this Agreement for any reason, LICENSEE agrees to cease and discontinue completely further use of the LICENSED MARKS; provided, however, that LICENSEE shall have a period of three (3) months from the date of such termination to fill any outstanding orders for PRODUCTS, PRE-COMMERCIAL UNITS, or SERVICES placed prior to the effective date of termination (provided, however, such terminal use shall comply with the other provisions of this Agreement). At the expiration of such three (3) month period, LICENSEE shall have no further right to use the LICENSED MARKS, or any mark the same as, substantially similar to, or likely to cause confusion with the LICENSED MARKS.

     E. The following provisions of this Agreement shall survive any termination: Paragraph IV.D., Paragraph IV.E., Paragraph V.A., Paragraph V.B., Paragraph V.C. Article VI, Paragraph VII.D., Paragraph VII.E, and Paragraphs VIII.A., C., D., E., and F.


                                 ARTICLE VIII
                           MISCELLANEOUS PROVISIONS

     A. LICENSEE shall fully indemnify and hold harmless LICENSOR against any and all claims, losses, damages, expenses or liability asserted against or suffered by LICENSOR and arising out of or relating to this Agreement or the sale or disposition of PRODUCTS or PRE-COMMERCIAL UNITS, or performance of SERVICES, by LICENSEE under the LICENSED MARKS, whether or not such

PRODUCTS, PRE-COMMERCIAL UNITS, and SERVICES conform to the required STANDARDS OF QUALITY.

     B. This Agreement or any rights hereunder may not be assigned or otherwise transferred or extended by LICENSEE to any party including without limitation subsidiaries and affiliates of LICENSEE without the written consent of LICENSOR, and any attempted assignment, transfer or extension without such consent shall be null and void.

     C. Any notices or requests with reference to this Agreement shall be in writing and shall be directed by one party to the other at its respective address as follows:

     LICENSOR

          Plug Power, L.L.C.
          Attention: President and CEO
          968 Albany-Shaker Road
          Albany, New York 12110

     LICENSEE

          GE FUEL CELL SYSTEMS, L.L.C.
          Attention: President
          One River Road
          Schenectady, NY 12345

Any party may change its address to which notices or requests shall be directed by notice to the other party, but until such change of address has been received, any notices or requests sent to the above addresses shall be effective upon transmittal and shall be considered as having been received.

     D. This instrument contains the entire agreement between the parties hereto regarding the use of the LICENSED MARKS, and this Agreement supersedes and cancels all previous, understandings or agreements in regard to the subject matter hereof. This Agreement may not be released or modified in any manner, orally or otherwise, except by an instrument in writing signed by duly authorized representatives of the parties hereto.

     E. This Agreement shall be governed by the laws of the State of New York, United States of America, without regard to its rules regarding the conflict of laws.

     F. Failure by LICENSOR at any time to enforce or require strict compliance with any provision of this Agreement shall not affect or impair that provision in any way or the rights of LICENSOR to avail itself of the remedies it may have in respect of any subsequent breach of that or any other provision.

     IN WITNESS WHEREOF, LICENSOR and LICENSEE have caused this instrument to be executed in duplicate by their duly authorized representatives as of the date first written above.


                                   PLUG POWER, L.L.C.
ATTEST:


     /s/ Lou Thomson               By: /s/ Gary Mittleman
---------------------------------      -------------------------------------
                                       Gary Mittleman, President and CEO



                                   GE FUEL CELL SYSTEMS, LLC
ATTEST:


     /s/ Lou Thomson               By: /s/ Barry Glickman
---------------------------------      -------------------------------------
                                       Barry Glickman, President

                                   EXHIBIT A



     LICENSED MARK                             REGISTRATION NO.
     -------------                             ----------------


     [PLUG POWER
     LOGO APPEARS HERE]

                                               _______________